                                SECURITIES AND EXCHANGE COMMISSION
                                      Washington, D.C. 20549

                                            ----------


                                             Form 8-A

                        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                             PURSUANT TO SECTION 12(b) OR (g) OF THE
                                 SECURITIES EXCHANGE ACT OF 1934

    American Express                                American Express Receivables
     Centurion Bank                                   Financing Corporation II
--------------------------------------------------------------------------------
     (Exact name of co-registrants as specified in their respective charters)

        Utah                                                    Delaware
-----------------------                                  -----------------------
(State of incorporation                                  (State of incorporation
   or organization)                                          or organization)

      11-2869526                                                13-3854638
-----------------------                                  -----------------------
   (I.R.S. Employer                                          (I.R.S. Employer
  Identification No.)                                       Identification No.)

                                                         World Financial Center
6985 Union Park Center                                      200 Vesey Street
    Midvale, Utah                                          New York, New York
-----------------------                                  -----------------------
  (Address of principal                                   (Address of principal
   executive offices)                                       executive offices)


       84047                                                      10285
    -----------                                                -----------
     (Zip Code)                                                 (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

       Securities to be registered pursuant to Section 12(g) of the Act:

                  American Express Credit Account Master Trust
          Class A Series 2000-5 Floating Rate Asset Backed Certificates Class B Series 2000-5 Floating Rate Asset Backed Certificates
          -------------------------------------------------------------
                                (Title of Class)

Item 1.1 Description of Registrant's Securities to be Registered

         The description of the Class A Series 2000-5 Floating Rate Asset Backed Certificates and Class B Series 2000-5 Floating Rate Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated September 8, 2000, and "Summary of Series Terms" and "Maturity Considerations" in the Series 2000-5 Prospectus Supplement, dated September 8, 2000 (the Prospectus and the Prospectus Supplement are attached hereto as Exhibit 4.3).

Item 2.  Exhibits

         Exhibit 4.1 Pooling and Servicing Agreement, dated as of May 16, 1996 (incorporated by reference to Registration Statement No. 33-95784 filed on May 30, 1996).

         Exhibit 4.2 Series 2000-5 Supplement to the Pooling and Servicing Agreement, dated as of September 15, 2000.

         Exhibit 4.3 Series 2000-5 Prospectus, dated September 8, 2000, and Prospectus Supplement, dated September 8, 2000, as filed with the Securities and Exchange Commission on September 12, 2000 pursuant to Rule 424(b)(2).

         Exhibit 5.1 Form of specimens of certificates representing the Class A Series 2000-5 Floating Rate Asset Backed Certificates and the Class B Series 2000-5 Floating Rate Asset Backed Certificates.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            AMERICAN EXPRESS CENTURION BANK

                                            By:    /s/ Maureen A. Ryan
                                                --------------------------------
                                            Name:  Maureen A. Ryan
                                            Title:    Assistant Treasurer

                                            AMERICAN EXPRESS RECEIVABLES
                                            FINANCING CORPORATION II

                                            By:    /s/ Leslie R. Scharfstein
                                                --------------------------------
                                            Name:  Leslie R. Scharfstein
                                            Title:    President

Date: September 15, 2000

                                INDEX TO EXHIBITS

         Exhibit
         Number                                          Exhibit

         Exhibit 4.1 Pooling and Servicing Agreement, dated as of May 16, 1996 (incorporated by reference to Registration Statement No. 33-95784 filed on May 30, 1996).

         Exhibit 4.2 Series 2000-5 Supplement to the Pooling and Servicing Agreement, dated as of September 15, 2000.

         Exhibit 4.3 Series 2000-5 Prospectus, dated September 8, 2000, and Prospectus Supplement, dated September 8, 2000, as filed with the Securities and Exchange Commission on September 12, 2000 pursuant to Rule 424(b)(2).

         Exhibit 5.1 Form of specimens of certificates representing the Class A Series 2000-5 Floating Rate Asset Backed Certificates and the Class B Series 2000-5 Floating Rate Asset Backed Certificates.